EXHIBIT 13.1

                         CERTIFICATION OF JOSEPH GROSSO
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                               AS ADOPTED PURSUANT
                                 TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002







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                                  EXHIBIT 13.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of IMA Exploration Inc. (the "Company") on Form 20-F for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph Grosso, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date:  March 28, 2008


/s/ Joseph Grosso
-----------------------------------------------
Joseph Grosso
Chief Executive Officer, President and Director







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